Exhibit A

AGREEMENT REGARDING FILING SCHEDULE 13D

Each of the undersigned hereby agrees that the Schedule 13D to which this agreement is filed as an exhibit shall be filed with the Securities and Exchange Commission on behalf of the parties hereto, and hereby represents to each of the other parties hereto that he, she or it is eligible to use Schedule 13D.  Each of the undersigned agrees that he, she or it is responsible for the timely filing of Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning himself or itself contained therein, and that none of the parties hereto is responsible for the completeness or accuracy of the information concerning the other parties, unless he or she or it knows or has reason to believe that the information concerning the other parties is inaccurate.

October 9, 2006	/s/ W. Andrew Adams
W. Andrew Adams

October 9, 2006	AdamsMark, L.P.

	By:	/s/ W. Andrew Adams
W. Andrew Adams, General Partner

October 9, 2006	Springland Ventures, L.P.

	By:	/s/ W. Andrew Adams
W. Andrew Adams, General Partner

October 9, 2006	/s/ W. Andrew Adams
Dorothy B. Adams, by W. Andrew Adams, Attorney-in-fact

October 9, 2006	The Adams Group, L.P.

	By:	/s/ W. Andrew Adams
W. Andrew Adams,
Attorney-in-fact

October 9, 2006	The Adams Children’s Trust

	By:	/s/ W. Andrew Adams
W. Andrew Adams, Trustee

October 9, 2006	Adams Family Foundation II

	By:	/s/ W. Andrew Adams
W. Andrew Adams, Trustee

October 9, 2006	The W. Andrew and Dorothy B. Adams
Grandchildren’s Trust

	By:	/s/ W. Andrew Adams
W. Andrew Adams, Trustee